SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 10, 2007

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

              Nevada                                           0-7246                                        95-2636730

(State or Other Jurisdiction                       (Commission                                (IRS Employer

           of Incorporation)                                    File Number)                                Identification No.)

120 Genesis Boulevard, Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

103 East Main Street, Bridgeport, WV 26330

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

Petroleum Development Corporation (NASDAQ GSM: PETD ) completed on January 10, 2007, the purchase of a majority interest in 44 Company-sponsored partnerships for $57.8 Million.  The transaction resulted in an increase in the Company's net interest in 718 wells which are currently operated by the Company.  The wells are located in the Appalachian Basin, Michigan and Colorado.  The purchases were effected pursuant to Section 1031 of IRC, Like-kind Exchanges.

Item 9.01 Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

No financial statements are required pursuant to this Item.

(b)     Pro Forma Financial Information.

No pro forma financial statements are required pursuant to this Item.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date:       January 18, 2007

By:           /s/ Richard W. McCullough

                Richard W. McCullough

                Chief Financial Officer